UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 7, 2005

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 7, 2005, the Audit Committee of our Board of Directors concluded that the previously issued financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 should be restated due to errors in those financial statements and that, pending such restatement, the financial statements should not be relied upon.

     The decision to restate these financial statements was made by the Audit Committee upon recommendation of our management and following consultation with Ernst & Young LLP, our independent auditors, after discovery and analysis of an error relating to the intra-company transfer of inventory. In reviewing accrued liability accounts in preparation for the close of our third fiscal quarter ended January 31, 2005, management discovered that, in October 2004, an intra-company transfer of inventory was erroneously charged to cost of revenues, resulting in an overstatement of cost of revenues in the amount of $1,786,000 for both the three and six month periods ended October 31, 2004 and an overstatement of accounts payable as of October 31, 2004 by the same amount. We have recorded corrections to reduce cost of revenues for both periods by $1,786,000 and to reduce accounts payable as of October 31, 2004 by the same amount.

     These corrections had the following effects on our operating results for the three and six month periods ended October 31, 2004:

	Three Months Ended		Six Months Ended
	October 31, 2004		October 31, 2004
	As Originally		As Originally
	Reported	As Corrected	Reported	As Corrected
Cost of revenues	$51,285	$49,499	$96,989	$95,203
Gross profit	$9,978	$11,764	$20,585	$22,371
Net loss	$(22,979)	$(21,193)	$(45,098)	$(43,312)
Loss per share – basic and diluted	$(0.10)	$(0.09)	$(0.20)	$(0.19)

     As a result of these corrections, management has recommended, and the Audit Committee has approved, the restatement of our financial statements through a prompt filing of an amended Quarterly Report on Form 10-Q/A for the quarter ended October 31, 2004. The holders of our outstanding 2 1/2% Convertible Subordinated Notes Due October 2010 may not rely on our registration statement on Form S-3 with respect to such notes and the underlying shares of our common stock until we have filed the Form 10-Q/A including the corrected financial statements.

     The deficiencies that led to this error constituted a material weakness in our internal controls over financial reporting. Management has instituted additional controls regarding the review of configuration changes to our information system that affect general ledger posting and the review of balance sheet reconciliations that we believe have fully addressed this weakness.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 7, 2005

Finisar Corporation

By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary